Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-227595 and 333-249176

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 9, 2018)

$96,000,000

3.95% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $96,000,000 aggregate principal amount of our 3.95% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on October 15, 2030. From and including the date of original issuance to, but excluding, October 15, 2025, or the date of earlier redemption, the Notes will bear interest at an initial rate of 3.95% per annum, payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2021. From and including October 15, 2025, to, but excluding, the maturity date or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR (each as defined and subject to the provisions described under “Description of the Subordinated Notes—Payment of Principal and Interest)) plus a spread of 383 basis points, provided that in no event shall the applicable interest rate be less than zero per annum, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, commencing on January 15, 2026.

We may, at our option, redeem the Notes in whole or in part beginning with the interest payment date of October 15, 2025, and on any interest payment date thereafter. The Notes will not otherwise be redeemable by us prior to maturity, except that we may redeem the Notes, in whole but not in part, if certain events occur, as described under “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.” The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will be general unsecured, subordinated obligations of First Mid Bancshares, Inc. and will rank pari passu, or equally, with any of our existing and all of our future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the Notes, and will be junior to all of our existing and future senior indebtedness, including all of our general creditors. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, First Mid Bank & Trust, N.A. The Notes will be obligations of First Mid Bancshares, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. There will be no sinking fund for the Notes. For a more detailed description of the Notes, see “Description of the Subordinated Notes”.

The Notes will not be listed on any national securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes.

	Per Note	Total
Public offering price(1)	100%	$96,000,000
Underwriting discounts and commissions(2)	1.5%	$1,440,000
Proceeds to us, before expenses	98.5%	$94,560,000

(1) Plus accrued interest, if any, from the original issue date.

(2) See “Underwriting” for details regarding compensation to be received by the underwriters in connection with this offering.

The underwriters expect to deliver the Notes in book-entry only form through the facilities of The Depository Trust Company against payment on or about October 6, 2020. See “Underwriting.”

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 1 of the accompanying prospectus, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying our securities.

The Notes are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Piper Sandler	Janney Montgomery Scott	Stephens Inc.

The date of this prospectus supplement is October 1, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST MID	S-8
RISK FACTORS	S-9
USE OF PROCEEDS	S-20
CAPITALIZATION	S-21
DESCRIPTION OF THE SUBORDINATED NOTES	S-22
U.S. Federal Income Tax CONSIDERATIONS	S-37
ERISA Considerations	S-44
UNDERWRITING	S-46
LEGAL MATTERS	S-48
EXPERTS	S-48
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-49
WHERE YOU CAN FIND MORE INFORMATION	S-49

PROSPECTUS
ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
FIRST MID-ILLINOIS BANCSHARES, INC.	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	2
DESCRIPTION OF SECURITIES WE MAY OFFER	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF SUBSCRIPTION RIGHTS	16
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	17
WHERE YOU CAN FIND MORE INFORMATION	18
LEGAL MATTERS	19
EXPERTS	19

ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement and the accompanying prospectus to “First Mid Bancshares,” “First Mid,” the “Company,” “we,” “us,” “our,” or similar references refer to First Mid Bancshares, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated. References to “First Mid Bank” or the “Bank” mean First Mid Bank & Trust, N.A., which is our wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. The accompanying prospectus is part of a shelf registration statement on Form S-3 (File No. 333-227595) that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the Notes offered hereby, other debt securities, common stock, preferred stock, warrants, subscription rights, units, depository shares, or any combination thereof, in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement before deciding to purchase our securities.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our securities. We are not making any representation to you regarding the legality of an investment in the securities by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or the solicitation on our behalf or on behalf of the underwriters, of an offer to purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in the underwriting agreement or any other agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. In some cases, such representations, warranties and covenants may also be qualified by confidential disclosure schedules which may not be publicly filed. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Exchange Act, important factors to consider and evaluate with respect to such forward-looking statements include:

•	the strength of the local, state, national and international economy (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations);
•	the economic impact of any future terrorist threats or attacks, political or civil unrest and/or protests, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets;
•	our management’s discretion to use the proceeds from any sale of securities by us;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws, regulations and governmental policies concerning our general business;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	potential exposure to unknown or contingent liabilities of companies we have acquired or target for acquisition, including our pending acquisition of LINCO Bancshares, Inc., a Missouri corporation (“LINCO”);
•	our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire, including from our pending acquisition of LINCO, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, or at all;
•	risks relating to unanticipated costs of proposed integration of our pending acquisition of LINCO;
•	failure to obtain applicable regulatory or stockholder approvals for our pending acquisition of LINCO in a timely manner or otherwise;
•	failure to satisfy other closing conditions to the our pending acquisition of LINCO;
•	the potential impact of announcement or consummation of our pending acquisition of LINCO on relationships with third parties, including customers, employees and competitors;
•	ability to hire and retain key personnel;

S-ii

•	ability to attract new customers and retain existing customers in the manner anticipated;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
•	costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;
•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of non-performing and classified assets and charge-offs;
•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	inflation, interest rate, securities market and monetary fluctuations;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	changes in consumer spending, borrowing and saving habits;
•	technological changes, including potential cyber-security incidents;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;
•	our ability to implement and maintain our disclosure controls, processes and procedures, as well as our internal control over financial reporting;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity; and
•	First Mid Bank’s ability to pay dividends to First Mid.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to or incorporated by reference herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus supplement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our financial statements and the related notes thereto and management’s discussion and analysis thereof and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

First Mid Bancshares, Inc.

First Mid Bancshares, Inc. is a registered financial holding company. The Company is engaged in the business of banking through its wholly owned subsidiaries, First Mid Bank, a nationally chartered commercial bank headquartered in Mattoon, Illinois.

The Company also provides data processing services to affiliates through its wholly owned subsidiary, Mid-Illinois Data Services, Inc., offers insurance products and services to customers through its wholly owned subsidiary, First Mid Insurance Group, Inc., and offers trust, farm services, investment services, and retirement planning through its wholly owned subsidiary, First Mid Wealth Management Company. The Company also wholly owns a captive insurance company, First Mid Captive, Inc. In addition, the Company also wholly owns three statutory business trusts, First Mid-Illinois Statutory Trust II, Clover Leaf Statutory Trust I, and FBTC Statutory Trust I, all of which are unconsolidated subsidiaries of the Company.

The Company, a Delaware corporation, was incorporated on September 8, 1991. As of June 30, 2020, the Company had approximately $4.5 billion in total assets, $3.2 billion in total loans, $3.4 billion in deposits, stockholders’ equity of $549.3 million and employed 828 people on a full time equivalent basis. First Mid Bank’s history dates back to 1865 when it was established as First National Bank of Mattoon. We operate in three primary lines of business: community banking, wealth management and insurance. Within the community banking line, we serve commercial, retail and agricultural customers with a broad array of deposit and loan related products through a network of 64 banking centers in Illinois, Missouri and Indiana communities. Our wealth management line of business provides estate planning, investment and farm management services for individuals and employee benefit services for business enterprises. Our insurance brokerage line of business provides commercial lines insurance to businesses as well as homeowner, automobile, health, life and other types of personal lines insurance to individuals.

We face significant competition in all areas in which First Mid Bank does business. We compete for commercial and individual deposit, loans, and trust business with many commercial banks, savings and loans, and credit unions. The principal methods of competition in the banking and financial services industry are quality of services to customers, ease of access to facilities, on-line services and pricing of services, including interest rates paid on deposits, interest rates charged on loans, and fees charged for fiduciary and other banking services.

Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 234-7454. Our website address is www.firstmid.com. Information found on or accessible through our website is not a part of, and is not incorporated into and shall not be deemed to be part of, this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH.”

S-1

Recent Developments

Pending Acquisition of LINCO Bancshares, Inc.

On September 25, 2020, the Company and Project EVAL Merger Sub LLC, a newly formed Missouri limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LINCO Bancshares, Inc., pursuant to which, among other things, the Company agreed to acquire 100% of the issued and outstanding shares of LINCO pursuant to a business combination whereby Merger Sub will merge with and into LINCO, with LINCO as the surviving entity and a wholly owned subsidiary of the Company (the “merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, each share of common stock, par value $1.00 per share, of LINCO issued and outstanding immediately prior to the effective time of the merger (other than shares held in treasury by LINCO and shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under Missouri law) will be converted into and become the right to receive, the aggregate amount of $116,500,000 in cash without interest (less an amount equal to a $13,000,000 special dividend payable by LINCO to its shareholders immediately prior to the closing of the merger) and an aggregate of 1,262,246 shares of common stock, par value $4.00 per share, of the Company together with any cash in lieu of fractional shares, less any applicable taxes required to be withheld and subject to certain potential adjustments and prorations, all as set forth in the Merger Agreement.

The aggregate consideration, excluding the $13,000,000 special dividend amount, to be paid by the Company in the merger in exchange for outstanding shares of LINCO common stock will be approximately $144.9 million, based on the Company’s closing price per share on September 25, 2020 of $22.50.

It is anticipated that LINCO’s wholly owned bank subsidiary, Providence Bank (“Providence Bank”), will be merged with and into First Mid Bank at a date following completion of the merger. At the time of the bank merger, Providence Bank’s banking offices will become branches of First Mid Bank. As of June 30, 2020, Providence Bank had total consolidated assets of approximately $1.2 billion, loans of $911 million and total deposits of $908 million.

The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of LINCO and Providence Bank which are outside of the usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending completion of the merger.

The merger is anticipated to be completed in the first quarter of 2021, and is subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of the appropriate regulatory authorities and of the shareholders of LINCO.

The summary of selected provisions of the Merger Agreement appearing above is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on September 28, 2020 and incorporated by reference into this prospectus supplement and the accompanying prospectus. We urge you to read the Merger Agreement for a more complete description of the merger.

S-2

THE OFFERING

Issuer	First Mid Bancshares, Inc.

Securities Offered	3.95% Fixed-to-Floating Rate Subordinated Notes due 2030

Aggregate Principal Amount	$96,000,000

Issue Price	100%

Maturity Date	The Notes will mature on October 15, 2030.

Interest	Fixed Rate Period: From and including the date of issuance to, but excluding, October 15, 2025, or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at an initial rate of 3.95% per annum.
Floating Rate Period: From and including October 15, 2025 to, but excluding, the maturity date, or the date of earlier redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 383 basis points, provided that in no event will the applicable floating interest rate be less than zero per annum for any Floating Rate Interest Period (as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”).
For each interest period during the Floating Rate Period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Subordinated Notes—Effect of Benchmark Transition Event”) plus 383 basis points.

S-3

Interest Payment Dates	Fixed Rate Period: During the Fixed Rate Period, interest on the Notes will accrue from and including October 6, 2020 and will be payable semi-annually in arrears on April 15 and October 15 of each year commencing on April 15, 2021. The last Interest Payment Date (as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”) for the Fixed Rate Period will be October 15, 2025.

Floating Rate Period: During the Floating Rate Period, interest on the Notes will accrue from and including October 15, 2025 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing on January 15, 2026.

Listing	Currently, there is no public trading market for the Notes, and we do not intend to list the Notes on any national securities exchange or automated quotation system.

Record Dates	The 15th calendar day immediately preceding the applicable Interest Payment Date.

Day Count Convention	Fixed rate period: 360-day year consisting of twelve 30-day months.

Floating rate period: 360-day year and the actual number of days elapsed.

Indenture	The Notes offered by this prospectus supplement will be issued by us under an Indenture between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”) as it may be supplemented (the “Subordinated Indenture”).

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking; Subordination	The Notes will be our general unsecured, subordinated obligations and:
• will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined under “Description of the Notes—Ranking”), including the indebtedness outstanding through our revolving credit facility with The Northern Trust Company, under which $0 is currently outstanding;
• will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;
• will rank senior in right of payment and upon our liquidation to any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including the $18.942 million aggregate principal amount of our junior subordinated debentures outstanding as of June 30, 2020;

S-4

• will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation depositors of First Mid Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.
The Notes are not savings accounts, deposits or other obligations of First Mid Bank or any of our non-bank subsidiaries and they are not insured by the FDIC or any other agency or fund of the United States.
As of June 30, 2020, First Mid Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $3.9 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated.
The Subordinated Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption; Redemption upon Special Events	We may, at our option, beginning on October 15, 2025 and on each Interest Payment Date thereafter, redeem the Notes, in whole or in part. In addition, we may, at our option at any time, redeem the Notes prior to maturity, in whole, but not in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. See “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.”
The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will provide 30 to 60 days' notice of redemption to the registered holders of the Notes. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

S-5

Sinking Fund	There is no sinking fund for the Notes.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $94.3 million, after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds of this for general corporate purposes, including additions to working capital and to support organic growth or possible additional future acquisitions of other financial institutions, including the proposed LINCO merger. Except for the proposed merger with LINCO, we have no current agreement to acquire any other financial institutions. We have not identified the amounts we will spend on any specific purposes. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds”.

Form and Denomination	The Notes will be issued only in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will be evidenced by global notes deposited with the trustee for the Notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. See “Description of the Subordinated Notes—General” and “Description of the Subordinated Notes—Clearance and Settlement” in this prospectus supplement.

U.S. Federal Income Tax Considerations	You should carefully review the section entitled “U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss with your tax advisor the particular tax consequences to you of an investment in the Notes.

Governing Law	The Notes and the Subordinated Indenture will be governed by the laws of the State of New York.

Trustee	U.S. Bank National Association will act as trustee under the Subordinated Indenture.

Risk Factors	An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

S-6

Calculation Agent	We will appoint, in our sole discretion, a calculation agent prior to October 15, 2025. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.

S-7

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST MID

The following table summarizes selected historical consolidated financial data of First Mid for the periods and as of the dates indicated. This information has been derived from First Mid’s consolidated financial statements filed with the SEC. Historical financial data as of June 30, 2020 and June 30, 2019 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of First Mid as of such dates. You should not assume the results of operations for past periods indicate results for any future period.

You should read this information in conjunction with First Mid’s consolidated financial statements and related notes thereto included in First Mid’s Annual Report on Form 10-K for the year ended December 31, 2019 in First Mid’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in First Mid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

	(Unaudited) As of or for the six months ended June 30,		As of and for the years ended December 31,
(dollars in thousands)
	2020	2019	2019	2018	2017	2016	2015
Results of Operations
Interest income	$70,276	$75,622	$149,721	$124,565	$99,555	$75,496	$59,251
Interest expense	8,821	12,057	24,047	12,827	6,482	4,292	3,499
Net interest income	61,455	63565	125,674	111,,738	93,073	71,204	55,752
Provision for loan losses	11,617	1,038	6,433	8,677	7,462	2,826	1,318
Net interest income after provision for loan losses	49,838	62,527	119,241	103,071	85,611	68,378	54,434
Other income	30,395	28,227	56,017	35,414	30,336	26,912	20,544
Other expense	53,829	58,497	111,992	89,980	74,221	61,510	49,248
Income before income taxes	26,404	32,257	63,266	48,505	41,726	33,780	25,730
Income taxes	6,268	7,960	15,323	11,905	15,042	11,940	9,218
Net income	20,136	24,297	47,943	36,600	26,684	21,840	16,512
Preferred stock dividends	–	–	–	–	–	825	2,200
Net income available to common stockholders	20,136	24,297	47,943	36,600	26,684	21,015	14,312
Balance Sheet Items
Total assets	$4,458,311	$3,842,841	$3,839,426	$3,839,734	$2,841,539	$2,884,535	$2,114,499
Total gross loans, including loans held for sale	3,205,262	2,546,543	2,695,347	2,644,519	1,939,501	1,825,992	1,281,889
Deposits	3,385,827	3,012,490	2,917,366	2,988,686	2,274,639	2,329,887	1,732,568
Total liabilities	3,909,038	3,333,883	3,312,817	3,363,870	2,535,575	2,603,862	1,909,490
Stockholders' equity	549,273	508,958	526,609	475,864	307,964	280,673	205,009
Per Common Share Data
Basic earnings per common share	$1.21	$1.46	$2.88	$2.53	$2.13	$2.07	$1.84
Diluted earnings per common share	1.20	1.45	2.87	2.52	2.13	2.05	1.81
Common dividends declared	0.40	0.36	0.76	0.70	0.66	0.62	0.59
Performance Ratios
Return on average assets	0.99%	1.26%	1.25%	1.13%	0.94%	0.94%	0.91%
Return on average common equity	7.48%	9.89%	9.49%	9.59%	8.92%	9.3%	8.97%
Net interest margin	3.37%	3.69%	3.64%	3.79%	3.57%	3.28%	3.27%

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RISK FACTORS

An investment in the Notes involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the Notes is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

For a discussion of risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and the Notes

We have broad discretion in using the net proceeds, if any, from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results.

Although we currently intend to use a portion of the net proceeds from this offering to finance a portion of the purchase price of our recently announced pending acquisition of LINCO, there is no guarantee that the acquisition will be consummated. Our management will retain broad discretion over the use of net proceeds from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or otherwise in ways with which you do not agree. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business.

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked Notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

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FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked Notes and the trading prices for the SOFR-linked Notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Notes. If the manner in which SOFR is calculated is changed, that change may result in a change in the amount of interest that accrues on the SOFR-linked Notes, which may adversely affect the trading prices of the SOFR-linked Notes. In addition, the interest rate on the SOFR-linked Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Notes during the Floating Rate Period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked Notes at a rate equal to the spread of 383 basis points per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

S-10

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked Notes.

Any market for the SOFR-linked Notes may be illiquid or unpredictable.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked Notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked Notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked Notes, the trading price of the SOFR-linked Notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked Notes at all or may not be able to sell the SOFR-linked Notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked Notes.

The interest rate for the Notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the Floating Rate Period for the Notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (“Relevant Governmental Body”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

S-11

Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides may be appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes in a manner substantially consistent with market practice, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the Floating Rate Period. The calculation agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the Floating Rate Period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The terms “Benchmark Replacement Adjustment,” “Compounded SOFR,” and “ISDA Fallback Rate” have the meanings set forth below under “Description of the Subordinated Notes—Effect of Benchmark Transition Event.”

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the Floating Rate Period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

The amount of interest payable on the Notes will vary after October 15, 2025.

During the Fixed Rate Period, the Notes will bear interest at an initial rate of 3.95% per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 383 basis points, subject to the provisions under “Description of the Subordinated Notes—Payment of Principal and Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

S-12

Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.

The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required under applicable laws or regulations, including capital regulations, the Notes will be redeemable by us at our option: (i) in whole or in part on any Interest Payment Date on or after October 15, 2025, and (ii) in whole, but not in part, following certain events as described under “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event,” in each case at a redemption price equal to 100% of the principal amount of the Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption.

If the interest payable on the Notes on or after October 15, 2025 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our right to redeem the Notes prior to their stated maturity. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.”

Our obligations under the Notes will be unsecured and subordinated to any senior indebtedness.

 The Notes will be general unsecured, subordinated obligations of First Mid. Accordingly, they will be junior in right of payment to any of our existing and future senior indebtedness, including any amount of indebtedness outstanding in the future through our revolving credit facility with The Northern Trust Company. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked equally with the Notes, subject to certain exceptions. The Notes will rank equally with all of our other existing and future subordinated indebtedness, including any indebtedness issued in the future under the Subordinated Indenture. The Notes will rank senior in right of payment and upon our liquidation to any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including the $18.942 million aggregate principal amount of our junior subordinated debentures outstanding as of June 30, 2020. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to any existing and future liabilities and obligations, including deposits, of our current and future subsidiaries, including First Mid Bank as well as Providence Bank should the pending acquisition of LINCO be consummated. As of June 30, 2020, First Mid Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $3.9 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated.

S-13

In addition, the Notes will not be secured by any of our assets. The Subordinated Indenture does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be obligations of, or insured or guaranteed by, the FDIC, any other governmental agency or any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries.

The Notes will be obligations of the Company only and will not be obligations of, or guaranteed or insured by, the FDIC, any other governmental agency or any of our subsidiaries, including First Mid Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of First Mid Bank as well as Providence Bank should the pending acquisition of LINCO be consummated, and their respective depositors) generally will be paid from those subsidiaries' assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to the debt held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Subordinated Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the Notes. We expect that we and our subsidiaries will incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;
•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;
•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage relative to our competitors that have less debt;
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and
•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

S-14

In addition, a breach of any of the restrictions or covenants in our existing debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether, if this were to occur, we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

The Subordinated Indenture has limited covenants and does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which means your investment may not be protected.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Subordinated Indenture from granting or incurring a lien on or security interests over our assets, selling or otherwise disposing of any of our assets, or from paying dividends or issuing or repurchasing our securities, including the payment of our regular quarterly cash dividend on our common stock and any share repurchases we make pursuant to our previously announced share repurchase program. Also, there are no covenants in the Subordinated Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Subordinated Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

Our access to funds from First Mid Bank may become limited, thereby restricting our ability to make payments on the Notes.

We are a bank holding company, and we conduct substantially all of our operations through our subsidiaries, including First Mid Bank. We depend on dividends, distributions and other payments from First Mid Bank to meet our obligations, including to fund payments on the Notes and our other indebtedness, and to provide funds for the payment of dividends to our stockholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which First Mid Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). First Mid Bank may not pay us dividends if, after making such distribution, First Mid Bank would not meet the minimum capital requirements under applicable regulations. Payment of dividends by First Mid Bank may also be restricted at any time at the discretion of its regulators if they deem the payment to constitute an unsafe and unsound banking practice. See Item1 – “Business” – “First Mid Bank” – “Dividends” and Note 16 – “Dividend Restrictions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for more information.

Additionally, The National Bank Act imposes limitations on the amount of dividends that may be paid by a national bank, such as First Mid Bank.  Generally, a national bank may pay dividends out of its undivided profits, in such amounts and at such times as the bank’s board of directors deems prudent.  Without prior OCC approval, however, a national bank may not pay dividends in any calendar year which, in the aggregate, exceed the bank’s year-to-date net income plus the bank’s adjusted retained net income for the two preceding years.

The payment of dividends by any financial institution or its holding company is affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized.  As described above, First Mid Bank exceeded their minimum capital requirements under applicable guidelines as of June 30, 2020.  As of June 30, 2020, approximately $29.5 million was available to be paid as dividends to the Company by First Mid Bank.  Notwithstanding the availability of funds for dividends, however, the OCC may prohibit the payment of any dividends by First Mid Bank if the OCC determines that such payment would constitute an unsafe or unsound practice. Accordingly, if First Mid Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to the Company may be prohibited or limited, and we may not have funds to make principal and/or interest payments on the Notes.

In addition, First Mid Bank may experience business risks that adversely affect its ability to pay dividends or distributions to us. For example, existing customer deposits at First Mid Bank represent a significant proportion of First Mid Bank's funding. Significant withdrawals of deposits by key depositors could lead to liquidity gaps for which First Mid Bank would have to compensate by other means. In addition, First Mid Bank may be unable to replace such deposits at similar or favorable rates, or at all, which may have a material adverse effect on First Mid Bank's business, results of operations, liquidity, financial condition and prospects, and could affect First Mid Bank's ability to pay dividends or distributions to us.

S-15

For the reasons described above, the Company may not have access to any assets or cash flow of its subsidiaries to make payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily First Mid Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from First Mid Bank and required capital levels with respect to First Mid Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to First Mid Bank and commit resources to its support, including the guarantee of its capital plans if it becomes undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of First Mid Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Holders of Subordinated Notes have no right of acceleration of maturity in the case of default in the payment of principal of, or interest on, the Subordinated Notes, or in the performance of our other obligations under, the Subordinated Indenture, or under any other financial instruments or agreements. Acceleration of maturity of the Subordinated Notes will occur only upon our or First Mid Bank's bankruptcy, insolvency, reorganization or similar proceedings or if there is a dissolution, liquidation or winding-up of our or First Mid Bank's business. See “Description of the Subordinated Notes—Events of Default.”

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Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the Notes and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the ranking of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; any changes in the ratings on the Notes provided by any rating agency; the prevailing interest rates being paid by other companies similar to us; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of First Mid Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of First Mid Bank and our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant.

The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, any real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed in an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. No report of the rating agencies is incorporated by reference herein.

Risks Related to the LINCO Merger

First Mid may fail to realize the anticipated benefits of the merger.

First Mid and LINCO have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, First Mid’s ability to combine the businesses of First Mid and LINCO in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Mid or LINCO nor result in decreased revenues due to any loss of customers. If First Mid is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving company’s business, financial condition, operating results and prospects.

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Certain employees of LINCO may not be employed by First Mid after the merger. In addition, employees that First Mid wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Mid’s or LINCO’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Mid or LINCO to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the Merger Agreement can be completed, various approvals must be obtained from bank regulatory agencies and other governmental authorities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. First Mid and LINCO believe that the merger should not raise significant regulatory concerns and that First Mid will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties’ commitments to use their reasonable and diligent efforts to comply with conditions imposed by regulatory entities, under the terms of the Merger Agreement, First Mid and LINCO will not be required to take actions that would reasonably be expected to materially restrict or burden First Mid following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, neither First Mid nor LINCO can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.

If the merger is not completed, the Company will have incurred substantial expenses without realizing the expected benefits of the merger.

The Company has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement. If the merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the merger.

Termination of the Merger Agreement could negatively impact the Company.

If the Merger Agreement is terminated, there may be various consequences. For example, the Company’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. If the Merger Agreement is terminated under certain circumstances, LINCO may be required to pay to First Mid a termination fee.

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Lawsuits that may be filed against LINCO and the Company could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

Plaintiffs may file lawsuits against the Company, LINCO and/or the directors and officers of either company in connection with the merger. The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay completion of the merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the Company’s business, financial condition, results of operations and cash flows.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses, will be approximately $94.3 million. We intend to use the net proceeds for general corporate purposes, including, but not limited to, additions to working capital and to support organic growth or possible additional future acquisitions of other financial institutions, including to fund a portion of the purchase price of the pending acquisition of LINCO. Other than the currently pending acquisition of LINCO, we currently have no definitive agreements or arrangements regarding any future acquisitions. The closing of this offering is not conditioned upon the closing of our pending acquisition of LINCO, and the closing of our pending acquisition of LINCO is not conditioned upon the closing of this offering.

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CAPITALIZATION

The following table shows our capitalization as of June 30, 2020 on (1) an actual basis and (2) an “as adjusted” basis to give effect to the receipt of the net proceeds, after deducting the underwriting discount and estimated expenses, from this offering as if it had occurred on that date. The following table does not give effect to the pending acquisition of LINCO.

You should read this table in conjunction with our consolidated financial statements and the notes thereto and management’s discussion and analysis of financial conditions and results of operations included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At June 30, 2020
	Actual	As Adjusted
(unaudited, in thousands)
Liabilities:
Deposits:
Noninterest-bearing	$817,623	$817,623
Interest-bearing	2,568,204	2,568,204
Total deposits	3,385,827	3,385,827
FHLB Advances	103,939	103,939
Junior subordinated debentures	18,942
3.95% Fixed-to-Floating Rate Subordinated Notes due 2030, net of unamortized costs	___	94,300
Other liabilities	400,330	400,330
Total liabilities	$3,909,038	$3,984,396
Stockholders' Equity:
Common stock, $4 par value; authorized 30,000,000 shares; 17,342,592 shares issued	$71,370	$71,370
Additional paid-in capital	297,392	297,392
Retained earnings	179,435	179,435
Deferred compensation	2,364	2,364
Accumulated other comprehensive income	17,105	17,105
Treasury stock at cost, 614,403 shares	(18,393)	(18,393)
Total stockholders' equity	549,273	549,273

Consolidated Capital Ratios:
Tier 1 leverage ratio	10.43%	10.43%
Common equity Tier 1 capital ratio	13.46%	13.46%
Tier 1 risk-based capital ratio	14.07%	14.07%
Total risk-based capital ratio	15.19%	18.24%

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DESCRIPTION OF THE SUBORDINATED NOTES

The following summary of the 3.95% Fixed-to-Floating Rate Subordinated Notes due 2030 does not purport to be complete and is qualified in its entirety by the Subordinated Indenture and the Notes, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. The following description of the particular terms of the Subordinated Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. For purposes of this “Description of the Subordinated Notes,” references to the “Company,” “we” and “us” include only First Mid Bancshares, Inc. and not its consolidated subsidiaries.

General

The Notes offered hereby will be issued under the Subordinated Indenture. The Notes are a part of a series of securities newly established under the Subordinated Indenture and will be initially issued in the aggregate principal amount of $96.0 million. The Notes will mature on October 15, 2030, unless redeemed prior to such date in accordance with the provisions set forth under “—Optional Redemption and Redemption Upon Special Event.” The Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Notes will be subordinated in right of payment to all existing and future senior indebtedness of the Company. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of First Mid Bank, deposits).

The maturity of the Notes may not be accelerated in the absence of an Acceleration Event of Default (as defined below). There is no right to accelerate the maturity of the Notes in the case of any other event of default, which includes if we fail to pay interest on any Note for 30 days after the payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Subordinated Indenture for 60 days after we receive written notice of such failure or breach. See “—Events of Default.”

The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any subsidiary. We will pay principal of, and interest on, the Notes in U.S. dollars.

No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

Except as described below under “—Clearance and Settlement,” the Notes will be issued in book-entry-only form and will be represented by global notes registered in the name of Cede & Co., as the nominee of DTC. The Notes will be issued only in book-entry form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Additional Notes

The Notes will initially be limited to an aggregate principal amount of $96.0 million. We may in the future from time to time, without notice to or consent of the holders of the Notes, create and issue additional subordinated notes having the same terms and conditions as the Notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes with the Notes and (1) such additional subordinated notes are issued pursuant to a "qualified reopening" of the Notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the Notes offered hereby were, issued without OID for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the Notes offered hereby. The Notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

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The Notes are not savings accounts or deposits in the Company or First Mid Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, First Mid Bank or any of our other subsidiaries or affiliates.

Payment of Principal and Interest

Payment of the full principal amount of the Notes will be due on October 15, 2030, unless redeemed by us prior to such date.

From and including the date of issuance to, but excluding, October 15, 2025, or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at an initial rate of 3.95% per annum. From and including, October 15, 2025 to, but excluding, the maturity date, or the date of earlier redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 383 basis points, provided that in no event will the applicable floating interest rate be less than zero per annum for any Floating Rate Interest Period. A “Floating Rate Interest Period” means the period from, and including, each Floating Period Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Period Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, October 15, 2025 to, but excluding, the next succeeding Floating Period Interest Payment Date.

During the Fixed Rate Period, interest on the Notes will accrue from and including October 6, 2020 and will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “Fixed Period Interest Payment Date”), commencing on April 15, 2021, and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest on the Notes will accrue from and including October 15, 2025, and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on January 15, 2026, and interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year.

For the purpose of calculating interest on the Notes for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See “—Calculation Agent.” All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. We will act as the initial calculation agent.

The following definitions apply to the following discussion of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.

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“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 383 basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee.

If any Fixed Period Interest Payment Date for the Notes or the date for the payment of principal for the Notes falls on a day that is not a business day (as defined below), the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

If any Floating Period Interest Payment Date or the maturity date for the Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date) unless, with respect to a Floating Period Interest Payment Date, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to the Floating Period Interest Payment Date, as so adjusted.

The interest payable on the Notes on any Fixed Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on March 31 or September 30 (whether or not a business day) immediately preceding the Fixed Period Interest Payment Date. The interest payable on the Notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on March 31, June 30, September 30 or December 31 (whether or not a business day) immediately preceding the applicable Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company’s option in the event the Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

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If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

The term “business day” with respect to the Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Ranking

The Notes will be our general unsecured, subordinated obligations and will be:

•	junior in right of payment to any of our existing and future senior indebtedness;

•	equal in right of payment with any of our future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•	senior in right of payment and upon our liquidation to any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including the $18.942 million aggregate principal amount of our junior subordinated debentures;

•	effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation depositors of First Mid Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2020, First Mid Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $3.9 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated. The Subordinated Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

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•	any off-balance sheet guarantee obligation;

•	any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

•	any capitalized lease obligation;

•	any deferred obligation for payment of the purchase price of any property or assets;

•	all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The Notes will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

Upon the liquidation, dissolution, winding up, or reorganization of the Company or First Mid Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the Notes (such amounts being defined in the Subordinated Indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the Notes.

Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or First Mid Bank, holders of the Notes may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.

In some circumstances relating to the Company’s or First Mid Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the Notes will be entitled to receive any payment on the Notes. In addition, we may make no payment on the Notes prior to payment in full of all senior indebtedness in the event that: (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture, or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either: (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period, or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

In addition, the Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

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Optional Redemption and Redemption Upon Special Event

The Notes will be redeemable by the Company in whole or in part on any Interest Payment Date on or after October 15, 2025. The Notes may not otherwise be redeemed prior to maturity, except that the Company may also, at its option, redeem the Notes before the maturity date in whole, but not in part, within 90 days following the occurrence of:

•	a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes;

•	a “Regulatory Capital Treatment Event,” defined in the Subordinated Indenture to mean the good faith determination by the Company that, as a result of: (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes, or (ii) any final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is made, adopted, approved or effective after the initial issuance of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as Tier 2 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision; or

•	an “Investment Company Event,” defined in the Subordinated Indenture to mean the Company becoming required or there is more than an insubstantial risk that the Company will be required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The redemption price for any redemption will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will provide 30 to 60 days’ notice of the redemption to the registered holders of the Notes. If, in the case of an optional redemption, we elect to redeem fewer than all the Notes, the Notes will be selected on a lottery basis or by such other method of selection, if any, in accordance with the procedures of the depositary by the common depositary in the case of Notes issued in global form.

Events of Default

Event of default means, with respect to the Notes, any of the following:

•	default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal on such Notes when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the Subordinated Indenture (other than a covenant or warranty that has been included in the Subordinated Indenture solely for the benefit of a series of debt securities other than the Notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Notes of such series; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or First Mid Bank (an “Acceleration Event of Default”).

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The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the Subordinated Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time. An event of default occurring under the Notes will not necessarily constitute an event of default with respect to any of our indebtedness, and an event of default with respect to any such other indebtedness will not necessarily constitute an event of default under the Notes.

With respect to the Notes, there is only a right of acceleration in the case of an Acceleration Event of Default. Accordingly, payment of principal of the Notes may be accelerated only in the case of the liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding of the Company or First Mid Bank or any other Acceleration Event of Default specified in the Subordinated Indenture under which such Notes are issued. If an Acceleration Event of Default occurs and is continuing with respect to the Notes, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Notes. At any time after a declaration of acceleration with respect to the Notes of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the then outstanding Notes of such series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Notes, have been cured or waived.

The trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holder of outstanding Notes, unless the trustee receives security or indemnity satisfactory to it in connection therewith. Subject to certain rights of the trustee, the holders of a majority in principal amount of the then-outstanding Notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

No holder of any Notes of such series will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture or for the appointment of a receiver or trustee, or for any remedy under the Subordinated Indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to the Notes; and

•	the holders of at least 25% of the principal amount of the then-outstanding Notes have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the then-outstanding Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of such payment.

Notes Intended to Qualify as Tier 2 Capital

The Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

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•	be subordinated to depositors and general creditors;

•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•	not contain provisions permitting the institution to redeem or repurchase the Notes prior to the maturity date without prior approval of the Federal Reserve.

Amendments and Waivers

The Company and the trustee may modify and amend the Subordinated Indenture with the consent of the holders of at least a majority in principal amount of the then-outstanding Notes. The Company may not make any modification or amendment without the consent of the holder of each Note then outstanding if that amendment will:

•	change the stated maturity date of any payment of principal or interest on the Notes;

•	reduce the principal amount of, or interest on, the Notes;

•	impair a holder’s right to sue the Company for the enforcement of payments due on the Notes; or

•	reduce the percentage of outstanding Notes required to consent to a modification or amendment of the Subordinated Indenture or required to consent to a waiver of compliance with certain provisions of the Subordinated Indenture or certain defaults under the Subordinated Indenture.

Except for certain specified provisions, the holders of at least a majority in principal amount of the Notes may on behalf of the holders of all Notes waive the Company’s compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the then-outstanding Notes may on behalf of the holders of all the Notes waive any past default under the Subordinated Indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any interest on any Note.

The Company and the trustee may, without the consent of the holders of the Notes of such series, amend or supplement the Subordinated Indenture or such Notes under the Subordinated Indenture to:

•	evidence the succession of another entity to the Company or successive successions, and the assumption by such entity of the covenants, agreements and obligations of the Company under the Subordinated Indenture and the Notes;

•	add to the events of default such further events of default for the protection of the holders of the Notes; provided, that, in respect of any such additional events of default, such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the rights of the holders of the Notes upon such an event of default;

•	add to the covenants of the Company such further covenants for the protection of the holders of the Notes, or to surrender any right or power in the Subordinated Indenture conferred upon the Company with regard to the Notes;

•	cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Subordinated Indenture or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Subordinated Indenture or under any supplemental indenture as the Company’s board of directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Notes;

•	establish the form, terms and conditions of the Notes as permitted by the Subordinated Indenture;

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•	evidence and provide for the acceptance of appointment by a successor trustee under the Subordinated Indenture with respect to the Notes and to add to or change any of the provisions of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;

•	delete, modify or add provisions of the Subordinated Indenture; provided that, except as otherwise contemplated by the Subordinated Indenture, such deletion, modification or addition does not apply to any outstanding security created prior to the date of such supplemental indenture;

•	add guarantors, or to secure, or, if applicable, provide additional security for, the Notes and to provide for matters relating thereto;

•	amend or supplement any provision contained in the Subordinated Indenture, which was required to be contained in the Subordinated Indenture in order for the Subordinated Indenture to be qualified under the Trust Indenture Act, if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

•	conform the text of any provision of the Subordinated Indenture or an indenture supplemental thereto or the Note to our description thereof contained in this prospectus supplement or the applicable prospectus or offering document.

Consolidation, Merger, Sale of Assets and Other Transactions

The Company may consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another entity, provided that in any such case:

•	the Company or First Mid Bank is the surviving or continuing entity, or the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of the Company’s responsibilities and liabilities under the Subordinated Indenture, including the payment of all amounts due on the Notes and performance of the covenants in the applicable indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the Subordinated Indenture exists; and

•	the Company has delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the Subordinated Indenture and that all conditions precedent to the transaction contained in the Subordinated Indenture have been satisfied.

If the Company consolidates or merges with or into any other entity, or sells or leases all or substantially all of its assets in compliance with the terms and conditions of the Subordinated Indenture, the resulting or acquiring entity will be substituted for the Company in the Subordinated Indenture and the Notes with the same effect as if it had been an original party to the Subordinated Indenture and Notes. As a result, such successor entity may exercise our rights and powers under the Subordinated Indenture and the Notes, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the Subordinated Indenture and under the Notes.

Notwithstanding the foregoing, the Company may transfer all of its property and assets to another entity if, immediately after giving effect to the transfer, such entity is the Company’s wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which the Company and/or its other wholly owned subsidiaries own all of the outstanding capital stock.

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Clearance and Settlement

DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. Fully registered global notes, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC. DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is owned by a number of its direct participants. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the Subordinated Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global notes will be authenticated and delivered to or at the direction of DTC.

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All payments of principal of, and interest on, the Notes represented by the global notes and all transfers and deliveries of such global notes will be made to DTC or its nominee, as the case may be, as the registered holder of the global notes. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ name on the books of DTC. Ownership of beneficial interests in the global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global notes may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests. Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Subordinated Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assumes any responsibility for the accuracy or completeness thereof.

Defeasance

The Base Indenture contains provisions that permit the Company to elect defeasance and/or covenant defeasance under the terms set forth therein. See "Description of Debt Securities— Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

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Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(i)       Compounded SOFR;

(ii)       the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(iii)       the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(iv)       the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(i)       the spread adjustment to the then-existing spread, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(iii)       the spread adjustment to the then-existing spread (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i)       in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

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(ii)       in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(iii)       in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)       if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(ii)       a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(iii)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iv)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(i)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(ii)       if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 383 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

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“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Payment of Principal and Interest.”

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

•	if made by us as calculation agent, will be made in our sole discretion;

•	if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the Notes, the trustee or any other party.

Calculation Agent

We will appoint a calculation agent for the Notes prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.

The Trustee

U.S. Bank National Association will act as trustee under the Subordinated Indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

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The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under one or both of the Subordinated Indenture. In that event, we would be required to appoint a successor trustee.

Governing Law

The Subordinated Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of the Notes as of the date hereof. This summary is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). As a result, the tax considerations when acquiring, owning or disposing of the Notes could differ from those described below. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.

Except where otherwise noted, this discussion addresses only the U.S. federal income tax consequences to beneficial owners of the Notes that are purchased at their original issue offering at the initial offering price for cash and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code for (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws (such as alternative minimum, estate and gift taxes), other than U.S. federal income tax law, nor does it address any consequences that may result pursuant to Treasury Regulations promulgated under Section 385 of the Code with respect to any holder that is considered related to us for purposes of such Treasury Regulations. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

•	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

•	financial institutions and banks,

•	insurance companies,

•	qualified insurance plans,

•	tax-exempt organizations,

•	tax qualified retirement plans and individual retirement accounts,

•	governmental entities,

•	brokers, dealers or traders in securities or currencies,

•	real estate investment trusts or grantor trusts,

•	persons whose functional currency is not the U.S. dollar,

•	persons subject to the alternative minimum tax provisions of the Code,

•	persons who purchase or sell the Notes as part of a wash sale,

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•	persons who hold the Notes as part of a "hedge," "straddle" or other risk reduction mechanism,

•	"constructive sale," or "conversion transaction," as these terms are used in the Code,

•	persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,

•	certain U.S. expatriates,

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code),

•	Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, and

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such entities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES.

Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a "U.S. Holder". As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust: (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (within the meaning of the Code) have authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the Notes, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partner and the partnership. Partnerships and partners in partnerships considering an investment in the Notes should consult their tax advisors about the U.S. federal income tax considerations of acquiring, owning and disposing of the Notes.

Payments of Interest and Original Issue Discount on the Notes

It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price at maturity or, if the issue price is less than the stated redemption price at maturity, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. Holder (regardless of its method of tax accounting) will be required to include the difference in income as original issue discount, which we refer to as "OID," as it accrues in accordance with a constant yield method based on a compounding of interest, subject to special rules for variable rate debt instruments described below. Stated interest on the Notes will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes, subject to special rules for variable rate debt instruments described below. See the discussion below under "Backup Withholding and Information Reporting" regarding certain information we may be required to provide the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

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For U.S. federal income tax purposes, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest, which we refer to as "QSI". The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate.

The Notes are expected to be treated as "variable rate debt instruments" for U.S. federal income tax purposes. Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate", and (iii) except as described in (i), above, the debt instrument does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. As variable rate debt instruments for U.S. federal income tax purposes, payments treated as QSI on the Notes will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of a variable rate debt instrument, such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument of a variable rate debt instrument, such as the Notes, that has an initial fixed rate followed by one or more qualified floating rates is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes' issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the Notes).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument and a U.S. Holder of the Notes will account for such OID and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

We may redeem all or part of the Notes at a redemption price equal to 100.0% of the principal amount of Notes, at any time beginning on October 15, 2025 (see “Description of Subordinated Notes—Optional Redemption and Redemption Upon a Special Event”). The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument such as the Notes that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under this rule in the Treasury Regulations, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be called and OID with respect to the Notes will be calculated as described above. If however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes would be minimized if the Notes were called immediately before the change in the interest rate on October 15, 2025 and therefore the Notes would be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the Notes are issued with OID for U.S. federal income tax purposes, and is not an indication of our intention to call or not to call the Notes at any time. If, contrary to this presumption, the Notes are not called prior to the change in the interest rate on October 15, 2025, then, solely for OID purposes, the Notes will be deemed to be reissued at their adjusted issue price on October 15, 2025. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.

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In addition, we may redeem all or part of the Notes at a redemption price equal to 100.0% of the principal amount of Notes, at any time upon occurrence of certain events (see “Description of Subordinated Notes—Optional Redemption and Redemption Upon a Special Event”). Under the U.S. Treasury Regulations regarding notes issued with OID, if based on all the facts and circumstances as of the date on which the Notes are issued the likelihood that a contingent redemption option will be exercised is remote, it is assumed that such redemption will not occur. We believe that as of the expected issue date of the Notes, the likelihood of such events is, for this purpose, remote. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue income on the Notes that you own in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that this contingency was to occur, it would affect the amount and timing of the income that you recognize. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Based upon current market conditions and the manner in which the interest rates on the Notes are determined, the Company expects that the equivalent fixed rate debt instrument (as determined in the manner described above) would provide for a single fixed interest rate throughout the term of the Notes. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the Notes, the Company expects that all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the (i) amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in the Note generally will equal the cost of the Note to the U.S. Holder less any principal payments received by such U.S. Holder. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. U.S. Holders are urged to consult their tax advisor regarding such limitations.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding (currently at a rate of 24%) may be imposed on these payments unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number ("TIN"), certified under penalties of perjury, that the TIN is correct as well as certain other information, including that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends or otherwise establishes an exemption from backup withholding. Backup withholding will also apply if the payor is notified by the IRS that the U.S. Holder is subject to backup withholding because of its failure to report payment of interest and dividends properly. Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a U.S. Holder generally will be allowable as a credit against the U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisor regarding qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

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Net Investment Income Tax

               Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (i) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (ii) the excess of the U.S. Holder's modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual's circumstances). U.S. Holder's net investment income will generally include gross income from interest on the Notes and net gain attributable to the disposition of certain property, such as the Notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Federal Income Tax Consequences to Non-U.S. Holders

You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of a Note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder.

Withholding

Subject to the discussion under the heading "Information Reporting and Backup Withholding" and "The Foreign Account Tax Compliance Act," payments of interest on the Notes to any Non-U.S. Holder will generally be exempt from U.S. federal income and withholding tax under the "portfolio interest exemption" provided that:

(i)  such interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning the Code and applicable Treasury Regulations;

(iii)  the Non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code) that, for U.S. federal income tax purposes is related to the Company (within the meaning of Section 864(d)(4) of the Code);

(iv)  the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v)  the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.

The statement requirement referred to in the preceding paragraph will generally be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form or such other form as the IRS may prescribe) to the applicable withholding agent certifying, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder's agent may then be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

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A Non-U.S. Holder that cannot satisfy the "portfolio interest exemption" requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at a rate of 30% with respect to payments of interest on the Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) the Non-U.S. Holder provides a properly completed IRS Form W-8ECI stating that the payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable) and the Non-U.S. Holder meets the certification requirement discussed in the following section.

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certification but does qualify for an exemption or reduced rate under an applicable income tax treaty, such Non-U.S. Holder may obtain a refund of any excess amounts withheld if such Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Non-U.S. Holders should consult their tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Income or Gain Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes or gain from the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income or gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certification described above under the heading "Withholding," such Non-U.S. Holder will be required to provide the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute or successor form) in order to claim an exemption from withholding tax. In addition, if a Non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on the Notes will be included in earnings and profits.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition

Subject to the discussion under the headings "Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act" below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under "Federal Income Tax Consequences to Non-U.S. Holders—Withholding"), a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Notes, unless (i) that Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (ii) the gain is effectively connected with the conduct of a United States trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (i) applies, the Non-U.S. Holder will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (ii) applies, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax (or such lower rate provided by an applicable treaty).

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Information Reporting and Backup Withholding

Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. The information reporting requirements may apply regardless of whether backup withholding is reduced or eliminated by an applicable income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 24%) generally will not apply to "reportable payments" if a Non-U.S. Holder satisfies the statement requirement described under "—Withholding" above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a U.S. person. The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. If that broker is, however, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business within the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder's status as a Non-U.S. Holder.

Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will generally be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder's income tax liability, provided the required information is timely furnished to the IRS.

The Foreign Account Tax Compliance Act ("FATCA")

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as "FATCA") impose a 30% withholding tax on interest paid with respect to the Notes and, with respect to sales or other dispositions of the Notes after December 31, 2018, the gross proceeds of the sale or other disposition of the Notes. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments occurring on or after January 1, 2019. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Notes.

In the case of payments made to a "foreign financial institution" (e.g., a foreign bank or broker, or certain foreign investment entities), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an "FFI Agreement," or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an "IGA," to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Notes as a result of the failure of any holder or beneficial owner of a Note, or any intermediary through which it directly or indirectly owns such Note, to comply with the requirements of FATCA.

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Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Notes.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE NOTES. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans that are subject to Title I of ERISA (“ERISA Plans”), and Section 4975 of the Code also imposes certain requirements on ERISA Plans, as well as on individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code. Entities (including certain insurance company general accounts) with underlying assets deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan's or arrangement's investment therein are also subject to these requirements under Title I of ERISA and Section 4975 of the Code. We refer to all of the foregoing in this paragraph collectively as “Plans.”

Government plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA, collectively “Non-ERISA Arrangements”) are not subject to Title I of ERISA or Section 4975 of the Code, but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to purchase, hold or dispose of the Notes, is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to the purchase, holding or disposition of the Notes by a Plan or Non-ERISA Arrangement. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing, holding or disposing of the Notes. References herein to any purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before purchasing, holding or disposing of the Notes, the fiduciary of an ERISA Plan should consider whether the purchase, holding or disposition will satisfy the applicable requirements set forth in Title I of ERISA, including whether, to the extent applicable, the purchase, holding or disposition of the Notes:

•	will satisfy the prudence and diversification standards of ERISA;

•	will be made solely in the interests of the participants and beneficiaries of the Plan

•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and

•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including, as applicable, the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of any transaction involving the Notes. The fiduciary of a Non-ERISA Arrangement should consider whether the purchase, holding or disposition of the Notes satisfies its obligations imposed under Similar Laws and whether the purchase, holding or disposition of the Notes is consistent with the terms of the governing instruments of the Non-ERISA Arrangement. Neither we, the underwriter or any of our or its affiliates will provide advice in a fiduciary capacity to any Plan with respect to the purchase, holding or disposition of the Notes.

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Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a nonexempt prohibited transaction may be subject to excise taxes, and parties in interest and fiduciaries may be subject to other liabilities. In addition, a nonexempt prohibited transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

We, the underwriter and our or the underwriter's respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan should consider the applicability of certain exemptive relief available under administrative exemptions issued by the U.S. Department of Labor, which include the following prohibited transaction class exemptions, or PTCEs (although they do not provide relief from the prohibitions on self-dealing contained in 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code): (i) the in-house asset manager exemption (PTCE 96-23); (ii) the insurance company general account exemption (PTCE 95-60); (iii) the bank collective investment fund exemption (PTCE 91-38); (iv) the insurance company pooled separate account exemption (PTCE 90-1); and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these or any other administrative or statutory exemptions will be available with respect to any or all otherwise prohibited transactions involving any purchase, holding or disposition of the Notes with respect to a particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase, holding or disposition of the Notes will constitute a prohibited transaction and, if so, whether exemptive relief is available.

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

•	its purchase, holding and subsequent disposition of the Note will not constitute or result in: (i) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (ii) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as legal or investment advice, or a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate or advisable for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

S-46

UNDERWRITING

Piper Sandler & Co. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the aggregate principal amount of the Notes set forth opposite that underwriter's name at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of Notes
Piper Sandler & Co.	$67,200,000
Janney Montgomery Scott LLC	$14,400,000
Stephens Inc.	$14,400,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes offered hereby is subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the Notes offered hereby if any of them are purchased.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Discounts

        The following table shows the per Note and total underwriting discounts we will pay the underwriters:

Per Note	1.5%
Total	$1,440,000

Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriter may change such offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $260,000. We have also agreed to reimburse the underwriters for their legal fees and certain other expenses, up to a maximum of $150,000 in the aggregate, incurred in connection with this offering, unless otherwise agreed to by the parties. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

No Sale of Similar Securities

We have agreed that we will not, without the prior written consent of the representative, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this prospectus supplement.

S-47

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization; Short Positions

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing transactions, it may discontinue them at any time. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The information on the underwriters' websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.

Other Matters

We expect that delivery of the Notes will be made against payment therefor on or about October 6, 2020, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Piper Sandler & Co. served as our financial advisor in connection with our pending acquisition of LINCO. Piper Sandler & Co. also acts as one of our sales agents in connection with the offer and sale of our common stock from time to time in “at-the market offerings” pursuant to that certain sales agency agreement, dated August 16, 2017.

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In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Schiff Hardin LLP of Chicago, Illinois. Certain legal matters relating to this offering will be passed on for the underwriters by Vedder Price P.C. of Chicago, Illinois.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance upon the reports of BKD, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

S-49

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus supplement incorporate by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 9, 2020 including the portions of our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders on Schedule 14A filed on March 20, 2020 that are incorporated therein;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed on May 4, 2020, and for the quarter ended June 30, 2020 filed on August 7, 2020.
•	our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders on Schedule 14A filed on March 20, 2020; and
•	our Current Reports on Form 8-K, filed on March 20, 2020, April 10, 2020, May 1, 2020, May 19, 2020, and September 28, 2020 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K).

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.

WHERE YOU CAN FIND MORE INFORMATION

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.firstmid.com or by requesting them from Aaron Holt, Vice President Investor Relations and Secretary, First Mid Bancshares, Inc., 1421 Charleston Avenue, Mattoon, Illinois 61938; telephone (217) 234-7454.

The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a shelf registration statement on Form S-3 (No. 333-227595) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities offered by this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you.

S-50

PROSPECTUS

$80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

First Mid-Illinois Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $80,000,000.00. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. Any supplement to this prospectus may also add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “FMBH”. Our principal executive offices are located at 1421 Charleston Avenue, Mattoon, Illinois 61938 and our telephone number is (217) 258-0415.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 9, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
FIRST MID-ILLINOIS BANCSHARES, INC.	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	2
DESCRIPTION OF SECURITIES WE MAY OFFER	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF DEPOSITARY SHARES	13
DESCRIPTION OF SUBSCRIPTION RIGHTS	15
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	16
DESCRIPTION OF UNITS	16
PLAN OF DISTRIBUTION	16
WHERE YOU CAN FIND MORE INFORMATION.	18
LEGAL MATTERS	18
EXPERTS	19

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with SEC using a shelf registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate initial offering price of $80,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update, supplement or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at http://www.sec.gov or at the SEC office listed under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, which we refer to as the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as discussions of the Company’s financial condition, results of operations, plans, objectives, future performance and the business of the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. You should not place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

1

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

FIRST MID-ILLINOIS BANCSHARES, INC.

First Mid-Illinois Bancshares, Inc. is a Delaware corporation and registered financial holding company. The Company is engaged in the business of banking through its wholly-owned subsidiary, First Mid Bank & Trust, N.A., a nationally chartered commercial bank headquartered in Mattoon, Illinois and formerly known as First Mid- Illinois Bank & Trust, N.A. (“First Mid Bank”). The Company provides data processing services to affiliates through another wholly-owned subsidiary, Mid-Illinois Data Services, Inc. The Company offers insurance products and services to customers through its wholly-owned subsidiary, The Checkley Agency, Inc. doing business as First Mid Insurance Group. The Company also wholly owns four statutory business trusts, First Mid-Illinois Statutory Trust I, First Mid-Illinois Statutory Trust II, Clover Leaf Statutory Trust I, and FBTC Statutory Trust I, each of which is an unconsolidated subsidiary of the Company.

As of June 30, 2018, the Company had total assets of approximately $3.4 billion, total gross loans, including loans held for sale, of approximately $2.4 billion, total deposits of approximately $2.7 billion and total stockholders’ equity of approximately $411.3 million.

First Mid common stock is traded on the NASDAQ Global Market under the ticker symbol “FMBH.” Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2017, as well as for the six months ended June 30, 2018.

On November 17, 2014, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. On May 16, 2016, the Company completed the mandatory conversion of all of the issued and outstanding shares of our Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock into shares of the Company's common stock. As a result, preferred stock dividends during the years ended December 31, 2013 and 2014 included dividends due on our Series B Preferred Stock and Series C Preferred Stock, and preferred stock dividends during the years ended December 31, 2015 and 2016 included solely dividends due on our Series C Preferred Stock.

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For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

•	earnings represent income from continuing operations before income taxes, plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization; and

•	fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends.

	For the six months ended June 30,	For the years ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges:
Excluding interest on deposits	15.28	17.78	21.59	19.36	21.34	21.16
Including interest on deposits	6.26	7.44	8.57	7.39	6.64	5.74
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	15.28	17.78	11.97	5.12	2.64	2.31
Including interest on deposits	6.26	7.44	6.62	3.75	2.24	1.97

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. The following summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, you should rely on the prospectus supplement.

We may issue securities in book-entry form through one or more depositaries named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Restated Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Restated Certificate of Incorporation, it may not contain all of the information that is important to you.

General

We have the authority to issue 30,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, no par value per share. As of September 28, 2018 we had 15,294,925 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights. Holders of our common stock are entitled to receive such dividends as are declared by the board of directors, which historically has considered payment of dividends semi-annually. The ability of the Company to pay dividends, as well as fund its operations, is dependent upon receipt of dividends from First Mid Bank. Regulatory authorities limit the amount of dividends that can be paid by First Mid Bank without prior approval from such authorities. For further discussion of First Mid Bank’s dividend restrictions, which would impact dividends on the Preferred Stock as well as our common stock, see Item 1 - “Business - First Mid Bank - Dividends,” and Item 8 “Financial Statements and Supplementary Data” Note 16 - “Dividend Restrictions,” in our Annual Report on 10-K for the year ended December 31, 2018, as amended.

Voting Rights. Holders of our common stock are entitled to one vote per share in all matters to be voted upon by stockholders. Certain amendments to our Restated Certificate of Incorporation, or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

Liquidation Rights. If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Miscellaneous. The issued and outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are not entitled to preemptive rights, and will be notified of any stockholders’ meeting according to applicable law.

Preferred Stock

General. We may issue up to 1,000,000 shares of preferred stock, no par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;
•	the title and liquidation preference per share;

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•	the purchase price;
•	the voting rights of that series of preferred stock;
•	the dividend rate or method for determining that rate;
•	the dates on which dividends will be paid;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
•	any applicable redemption or sinking fund provisions;
•	any applicable conversion provisions;
•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and
•	any additional dividend, liquidation, voting and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible and/or as approved by our banking regulators.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

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Anti-Takeover Provisions

Certain provisions of our Restated Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

These provisions of our Restated Certificate of Incorporation and our Bylaws include the following:

Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	Our Restated Certificate of Incorporation does not provide for cumulative voting for any purpose.
•	Certain transactions with certain related parties, including those beneficially owning 5% of the outstanding voting stock of the Company (including any merger or consolidation, the sale, lease or exchange of all or a substantial part of all of the assets, any issuance or transfer of any voting stock to any other entity in exchange for cash, assets or securities, and any reclassification of securities) must be approved by at least 75% of the outstanding voting stock, unless (a) approved by a resolution adopted by a majority of the directors unaffiliated with the related party or (b) certain conditions are met with respect to the consideration paid by the related party. These provisions in our Restated Certificate of Incorporation may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interest.
•	When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Restated Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and
•	An amendment of our Restated Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the voting power of all outstanding capital stock of the Corporation entitled to vote is required to amend, alter or repeal certain provisions of our Restated Certificate of Incorporation, including provisions (a) regarding the nomination of, number and classes of directors, and the voting for and removal of a director, (b) related to voting on certain business combinations with related parties, and (c) regarding amendment of the foregoing supermajority provisions of our Restated Certificate of Incorporation.

Delaware Law. As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Restated Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to certain exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. As a financial holding company, the Company is a bank holding company under the BHCA. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company’s common stock, including pursuant to the Company’s warrants to purchase the Company’s common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of the Company’s common stock.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. The following description summarizes the material provisions of the form of indenture and the debt securities to be issued thereunder. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and we refer you to the form of indenture included as an exhibit to the registration statement of which this prospectus is a part for a detailed description of these material terms. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, and convertible debt securities. The following is a summary of the material provisions of the form of indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;
•	any limit on the aggregate principal amount of that series of debt securities;

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•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;
•	the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue and the dates when interest is payable or the method by which such dates are to be determined;
•	the right, if any, to extend the interest payment periods and the duration of the extensions;
•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;
•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder have that option;
•	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;
•	the denominations in which those debt securities will be issuable;
•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;
•	if other than U.S. dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;
•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;
•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;
•	the nature and terms of any security for any secured debt securities;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and
•	any other specific terms of any debt securities.

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The applicable prospectus supplement will describe material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless (a) immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing and (b) we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;
•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;
•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;
•	failure to perform other covenants for 90 days after notice that performance was required;
•	events in bankruptcy, insolvency or reorganization relating to us; or
•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

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An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;
•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;
•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;
•	add any additional events of default;
•	cure any ambiguity or correct any inconsistency or defect in the indenture;
•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;
•	add guarantees of or secure any debt securities;
•	establish the forms or terms of debt securities of any series;
•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;
•	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and
•	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;
•	reduce the principal amount or premium, if any;
•	reduce the rate or extend the time of payment of interest;

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•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;
•	change the currency in which the principal, and any premium or interest, is payable;
•	impair the right to institute suit for the enforcement of any payment on any debt security when due;
•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or
•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or
•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

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No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company, or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, in connection with the offering of any warrants, and you should read the warrant agreement for provisions that may be important to you. We will describe the particular terms of any series of warrants being offered in the applicable prospectus supplement relating to that series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

The following is a summary of the general terms of a deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC in connection with the offering of any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, including in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we offer fractional interests in shares of our preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.

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The depositary shares will be evidenced by depositary receipts issued under the deposit agreement, which will be described in the applicable prospectus supplement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate, each of which will be filed with the SEC in connection with an offering of any subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are issued to stockholders as of a specific record date and normally may be exercised only for a limited period of time and become void following the expiration of such period.

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If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to such holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the stock purchase contract, which we refer to as stock purchase units. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will reference the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents, or through a combination of these methods of sale. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

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We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. Only those underwriters identified in such prospectus supplement will be deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiary in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington D.C. 20549. The public can obtain information on the operation of the public reference room by calling the SEC at 1-800- SEC-0330. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov and through our Internet site at http://www.firstmid.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in these documents that is not deemed to be filed with the SEC, until our offering is completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 2, 2018, as amended by Form 10-K/A filed with the SEC on March 6, 2018, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 16, 2018 that are incorporated therein;
•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 4, 2018, and for the period ended June 30, 2018, filed with the SEC on August 7, 2018;
•	the description of our common stock contained in our registration statement on 8-A, filed with the SEC on April 30, 2014, and any amendment or report filed for the purpose of updating such description; and
•	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 19, 2018, January 29, 2018, February 13, 2018, February 23, 2018, March 5, 2018, March 9, 2018, March 16, 2018, March 30, 2018, April 13, 2018, April 13, 2018, April 26, 2018, May 1, 2018, June 12, 2018 (as amended by Form 8-K/A filed with the SEC on June 13, 2018), June 15, 2018, September 12, 2018 and September 26, 2018 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

First Mid-Illinois Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

Tel: (217) 258-0463

Attn: Shareholder Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Schiff Hardin LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

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EXPERTS

The consolidated financial statements of First Mid-Illinois Bancshares, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the reports of BKD LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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First Mid Bancshares, Inc.

$96,000,000

3.95% Fixed-to-Floating Rate Subordinated Notes due 2030

Prospectus Supplement

October 1, 2020

Joint Book-Running Managers

Piper Sandler	Janney Montgomery Scott	Stephens Inc.